UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

Nemus Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626

(Address of principal effective offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 396-0330

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2017, Nemus Bioscience, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) to sell 2,000 shares of Series F Convertible Preferred Stock (the “Preferred Shares”) to certain accredited investors (as such term is defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended (the “Securities Act”), collectively, the “Purchasers”) at a purchase price of $1,000 for each Preferred Share for aggregate gross proceeds of $2,000,000 (the “Financing”). The Company consummated the issuance and sale of the Preferred Shares on the same day. The designations, preferences and relative rights of the Preferred Shares are specified in the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation”), which provides, among other things, that:

•	The Preferred Shares have a stated value of $1,000 per share and are convertible into shares of the Company’s common stock at a conversion price of $0.15 per share.

•	The Preferred Shares provide for anti-dilution protection, rights upon various transactions, certain redemption and liquidation rights and adjustments for any dividends.

•	The Preferred Shares have a limitation on conversion into shares of common stock to preclude the holder from acquiring beneficial ownership of more than 4.99% of our outstanding common stock, which may be increased to 9.99% in certain circumstances.

The Preferred Shares were sold in a transaction exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. The Company intends to use the proceeds of the Financing for general corporate purposes, including, without limitation, to pay down obligations and other working capital items.

As part of the terms of the Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which the Company has agreed to file a registration statement to register for resale the shares of common stock underlying the Preferred Shares within 30 calendar days following the closing of the Financing. Subject to certain exceptions, in the event the registration statement does not become effective within certain time periods set forth in the Registration Rights Agreement, the Company would be required to pay the Purchasers an amount in cash equal to two percent (2.0%) of the aggregate purchase price of the Preferred Shares every month until such time as the registration statement becomes effective or the shares of common stock underlying the Preferred Shares sold in the Financing may be sold by the Purchasers pursuant to Rule 144 without any restrictions or limitations.

The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement and the Certificate of Designation does not purport to be complete and is qualified in its entirety by the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, the form of Registration Rights Agreement attached hereto as Exhibit 10.2 and the form of Certificate of Designation attached hereto as Exhibit 3.1, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On November 1, 2017, the Company issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

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The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on November 1, 2017
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press release dated November 1, 2017

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on November 1, 2017
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press release dated November 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: November 1, 2017	By:	/s/ Brian Murphy
Brian Murphy
Chief Executive Officer